Exhibit 99.1
Contact:	Brian Powers HICKOK INCORPORATED 10514 Dupont Avenue Cleveland, Ohio 44108 216/496-32380	July 7, 2016 FOR IMMEDIATE RELEASE

HICKOK INCORPORATED ANNOUNCES ACCRETIVE ACQUISITION OF FEDERAL HOSE MANUFACTURING

--Acquisition Marks Implementation of New Growth Strategy--

CLEVELAND, OH, July 7, 2016 Hickok Incorporated (OTC Pink: HICKA), a supplier of products and services for the automotive, emissions testing, locomotive, and aircraft industries, today announced that it has completed and closed on the acquisition of Federal Hose Manufacturing LLC, a profitable manufacturer and distributor of flexible metal and silicone hoses.

Founded in 1921 and headquartered in Painesville, Ohio, Federal Hose is a recognized leader in the manufacture of flexible interlocking metal hose and the distribution of silicone hose.  Federal Hose carries a complete line of durable, dependable hoses available in a variety of materials, including galvanized, aluminized and stainless steel.  Its flexible metal hose can be used for numerous applications such as truck exhaust, bulk transfer, and chimney lining.

Hickok believes that the Federal Hose transaction provides it with a unique opportunity to build shareholder value through the addition of an established, profitable business that is immediately accretive to Hickok’s earnings.

Information about Forward Looking Statements

Certain statements in this news release, including discussions of management's expectations for fiscal 2016, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from those anticipated as a result of risks and uncertainties which include, but are not limited to, Hickok's ability to effectively integrate Federal Hose and manage the larger operations of the combined business, effectively develop and market new products, overall market and industry conditions, the Company's ability to capitalize on market opportunities, the Company's ability to satisfy its interest payments and obtain cost effective financing as well as the risks described from time to time in Hickok's reports and other filings with the Securities and Exchange Commission, including the proxy statement dated May 9, 2016 mailed to shareholders in connection with the Federal Hose transaction.

Investor Contact:

Brian Powers, Chairman
216-496-3238